Exhibits 5.1 and 23.1


                                   LAW OFFICES
                               ARNSTEIN & LEHR LLP
                     120 SOUTH RIVERSIDE PLAZA O SUITE 1200
                          CHICAGO, ILLINOIS 60606-3910
                                 (312) 876-7100
                               FAX (312) 876-0288
                                www.arnstein.com
                                  FOUNDED 1893


  HOFFMAN ESTATES, ILLINOIS
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       MIAMI, FLORIDA
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       TAMPA, FLORIDA
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      WEST PALM BEACH,
          FLORIDA
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    BOCA RATON, FLORIDA
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    MILWAUKEE, WISCONSIN
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  MEMBER OF INTERNATIONAL
      LAWYERS NETWORK

     November 24, 2004



Teleplus Enterprises, Inc.
465 St. Jean, Suite 601
Montreal, Quebec, Canada H4N 2R6

Re:   Form S-8 Registration Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the issuance of the following described securities of Teleplus Enterprises, Inc. (the "Company") covered by a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933, as amended:

      o 2,000,000 shares (the "Shares") of common stock, $.001 par value issuable pursuant to the Company's employee benefit plan as contained in the written compensation contracts with employees.

Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Company's employee benefit plan as contained in the written compensation contracts with employees, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. We have also examined certificates of the Company's officers and of public officials and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification.

In addition, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Company, where applicable, signing in their capacity as such, (iv) the enforceability of all the documents we have reviewed in accordance with their respective terms against the parties thereto, and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered pursuant the Company's employee benefit plan as contained in the written compensation contracts with employees as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any new facts that might affect any view expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                                        Sincerely,


                                                        /s/ ARNSTEIN & LEHR LLP